Exhibit 10.2

Stock Pledge Agreement

This Stock Pledge Agreement (the “Agreement”), dated as of May 14, 2025, is made between SCANTECH AI SYSTEMS INC. (“Borrower”) and MAXIMCASH SOLUTIONS, LLC as lender (the “Lender”), pursuant to that certain Business Loan and Security Agreement entered into as of the date hereof between the parties hereto (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

RECITALS

A.	Borrower and Lender have entered into that certain Loan Agreement dated as of the date hereof pursuant to which, among other covenants and representations and warranties, Borrower has agreed to issue and deposit into pledge, 1,000,000 shares of Borrower’s Common Stock, par value $0.0001 per share (the “Pledge Shares”).

B.	Borrower has agreed to issue a letter of instruction to its transfer agent.

C.	Borrower agrees to deliver all of the Pledge Shares if and to the extent not delivered to date, to the Lender , to be held in escrow as collateral for the loan.

Now, therefore, for consideration duly received it is hereby agreed as follows:

1.	Pledge and Security Interest. Borrower hereby agrees to issue the Pledge Shares as security to Lender, and further grants to Lender a continuing lien and security interest in favor of Lender (the “Security Interest”), to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations pursuant to the Loan Agreement (the “Pledged Collateral”).

2.	Security for Obligations. This Agreement secures the payment and performance of the following obligations (collectively, the “Obligations”): all present and future indebtedness, obligations, covenants, duties and liabilities of the Borrower to the Lender now existing or hereafter arising under or in connection with this Agreement, the Note, the Transfer Agent Instruction Letter, the Loan Agreement and all agreements and documents executed and delivered in connection therewith from time to time (collectively with this Agreement, the “Transaction Documents”).

3.	Delivery of Pledged Collateral; Escrow; Adjustment and Increase of Pledge Shares.

(a)	The Borrower will use its best efforts to deliver the Pledge Shares to the Lender as soon as possible, but in no event later than 5 business days from the date hereof, with such Pledge Shares to be held in escrow by the Lender as provided herein, provided, however, that (i) if the Pledge Shares are not delivered to the Lender within 5 business days from the date hereof, then Borrower shall pay to the Lender the sum of $10,000, and (ii) if the Consulting Shares are not delivered to the Lender within 5 business days from the date hereof, the Borrower shall issue an additional number of shares of its common stock in the amount of 10% of the number of Consulting Shares not then delivered. The Lender shall hold the Pledge Shares in escrow, pending a default by the Borrower which is not cured within 5 business days after notice thereof. If the closing price of the Borrower’s Common Stock (as disclosed by the national securities exchange or national quotation service on which it is then listed) falls below $1.00 per share, then the number of Pledge Shares shall be increased or decreased from time to time, such that the Fair Market Value (as defined below) of the Pledge Shares shall always equal or exceed 200% of the actual Repayment Amount owed under the Loan Agreement from time to time. The term “Fair Market Value” as used herein shall be the market value of the Pledge Shares based on the 10 days average VWAP prior to any calculation date by the Lender from time to time.

(b)	In the event that there is a shortfall of Pledge Shares (a “Shortfall”), the Lender shall provide notice in writing to the Borrower of the shortfall indicating the method of calculation and advising of the number of additional shares needed (the “Additional Shares”) to fill such Shortfall. A copy of such notice shall be delivered to Borrower, who shall notify the Lender as to whether it agrees or disagrees with the content of the notice. If the Borrower agrees with the content of the notice, the Borrower shall direct the transfer agent to issue such Additional Shares which shall then become part of the Pledged Collateral. In the event that the Borrower disagrees with the contents of the notice, the dispute shall be submitted for resolution pursuant to Section 13 hereof.

4.	Dividends and Voting Rights; Other Rights and Restrictions. While the Pledged Collateral remains in pledge, Lender shall have no right to vote with respect to all Pledged Collateral, no right to receive any dividends or other distributions with respect to the Pledged Collateral, or otherwise exercise any rights appurtenant to the Pledge Shares. While the Pledged Collateral remains in pledge, Lender agrees that it will not sell, gift, transfer, pledge, hypothecate, or otherwise encumber or dispose of any of the Pledged Collateral or the Additional Shares.

5.	Duly Issued Shares. The Pledged Collateral, when deposited into escrow herein, shall be deemed duly authorized, and validly issued, fully paid and non assessable.

6.	Lender’s Rights to Foreclose on and Sell Shares or Redeem the Note in Exchange for Pledge Shares. In an event of default under the Transaction Documents, Lender shall provide written notice to Borrower of said default, providing Borrower with at least five (5) business days to repay the loan in full with all interest and penalties (if any), and further advising the Borrower that in the event said Loan is not repaid and Event of Default is not cured in full, Lender shall have the absolute right, among other remedies at law or in equity to enforce the Loan, to sell or encumber such Pledge Shares and apply the proceeds thereof to the balance due on the Loan. In the event that the sale of the Pledged Shares or other Pledge Collateral does not result in sufficient proceeds to repay the Loan obligations in full, then the Lender shall provide an accounting of the sale price and proceeds thereof and balance due under the Loan and may continue further collection remedies at law or in equity, including, without limitation, summary proceedings where the jurisdiction permits such proceedings. Any excess sales proceeds or ex shares shall be returned to Borrower within five business days. Notwithstanding the foregoing, the foregoing right to sell the Pledge Shares are not deemed a limitation of or selection of remedies and is without prejudice or limitation to any other rights in enforcement of repayment of the Loan or Loan Agreement that the Lender may take until all obligations are paid in full. Lender and its agents shall have no responsibility or requirement to “hold” or “wait” to sell the Pledge Shares in anticipation of higher stock prices and is not and shall not be deemed a fiduciary of Borrower. The principal amount owed under the Loan Agreement shall be deemed converted and satisfied only to the extent of actual conversion of the Pledge Shares, based on the value of the Pledge Shares at the time of repayment.

7.	Conversion. Borrower shall have the right at any time to convert the outstanding balance of the loan into stock, at the fair market value, as defined herein, by delivering notice of the conversion to Lender. Any such conversion shall discharge the loan in full.

8.	Representations and Warranties of Borrower. The Borrower represents and warrants as follows:

(a)	The execution, delivery and performance by the Borrower of this Agreement and the exercise by the Agent or Lender of any of their rights and remedies in accordance with the terms of this Agreement or the Loan Agreement and applicable securities law will not contravene any law or any contractual restriction binding on or affecting the Borrower or any of their properties or assets.

(b)	No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Borrower of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Borrower, or (ii) for the perfection or maintenance of the security interest created hereby.

(c)	There are no conditions precedent to the effectiveness of this Agreement or the irrevocable stock powers that have not been satisfied or waived.

(d)	Except for the filing of financing statements pursuant to the UCC with the proper filing and recording agencies in the relevant jurisdictions, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required for the grant by such Borrower of the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by such Borrower.

(e)	Borrower will not transfer, pledge, hypothecate, encumber, assign, sell or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Lender.

(f)	Borrower shall promptly notify the Lender, in sufficient detail, upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Pledged Collateral and of any other information received by such Borrower that may materially affect the Security Interest or the rights and remedies of the Lender hereunder.

(g)	All information heretofore, herein or hereafter supplied to the Lender by or on behalf of such Borrower with respect to the Pledged Collateral is accurate and complete in all material respects as of the date furnished.

9.	Continuing Security Interest; Termination. (a) This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations (the “Termination Date”). On the Termination Date (i) the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Borrower provided that all Loan Obligations are paid and discharged in full and (ii) the Lender shall deliver to the Borrower the Pledge Collateral and any Additional Shares, by returning the same to the Borrower for Cancellation. Upon such termination , the Lender shall return, pro-rata, to the Borrower such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

10.	19.99% Issuance Limitation; Compliance with SEC and Stock Exchange Requirements. Notwithstanding anything to the contrary in any of the Transaction Documents, in no event will the Lender be required to (i) issue shares of Common Stock (or securities convertible into or exercisable for Common Stock), including but not limited to the Pledge Shares and any Additional Shares, exceeding 19.99% of the Common Stock or exceeding 19.99% of the voting power outstanding before the issuance or as of the date hereof, as determined in accordance with the relevant stock exchange rules, and (ii) otherwise issue shares of Common Stock or other securities which issuance would violate any rule of the Securities and Exchange Commission (“SEC”) or the relevant stock exchange or trading market on which the Common Stock is then listed or quoted.

11.	Duly Authorized. The Pledge Shares, when deposited into pledge herein, shall be deemed duly authorized, and validly issued, fully paid and non assessable. Borrower agrees to take any further action reasonably required or necessary for the sale or transfer of the Pledged Collateral by Lender after receipt from Escrow.

12.	Registration Rights. Borrower shall use its reasonable best efforts to include the registration of (i) the initial Pledge Shares (which, for the avoidance of doubt, is only the 1,000,000 initial Pledge Shares and not any Additional Shares), and (ii) the Consulting Shares, in the Borrower’s registration statement on Form S-1 (SEC File No. 333-284806) by amendment to such registration statement.

13.	Arbitration. Any disputes arising under or relating to this Agreement shall be submitted to either arbitration or mediation, with the parties hereto deciding whether arbitration or mediation will be utilized upon their mutual agreement.

(Signature Page and Schedules Follow)

Signature Page To Stock Pledge Agreement

The undersigned hereby, affirm that each has read and understand the terms and conditions of, consent to and agree to be bound by, this Agreement.

Borrower:

SCANTECH AI SYSTEMS INC.

By:	/s/ Dolan Falconer

Print Name:	Dolan Falconer

Title:	President & CEO

Date:	05/14/2025

Tax ID of Borrower: 93-3502562

-Accepted and Agreed-

Lender:
MAXIMCASH SOLUTIONS LLC

By:	/s/ Stephen P Cherner
Name:	Stephen P. Cherner
Title:	CEO
Date:	05/14/2025